Constitution of Naked Brand Group Limited

Table of contents

1	Preliminary		1

	1.1	Definitions	1

	1.2	Interpretation	2

	1.3	Application of the Relevant Law	3

	1.4	Exercising powers	3

2	Capital		4

	2.1	Shares	4

	2.2	Preference share rights	5

	2.3	Alteration of share capital	6

	2.4	Variation of class rights	6

	2.5	Restricted securities	6

3	Certificates		7

	3.1	Issue of certificates	7

	3.2	Cancellation of certificates	7

4	Register		7

	4.1	Joint holders	7

	4.2	Equitable and other claims	8

5	Calls on shares		8

	5.1	Power to make calls	8

	5.2	Time of calls	8

	5.3	Notice of calls	8

	5.4	Payment of calls	8

	5.5	Fixed instalments	8

	5.6	Failure to pay	8

	5.7	Proof of call	9

	5.8	Payments in advance of calls	9

	5.9	Waiver	9

6	Forfeiture of shares		9

	6.1	Forfeiture procedure	9

	6.2	Notice of forfeiture	10

	6.3	Effect of forfeiture	10

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7	Lien on shares		10

	7.1	Existence of lien	10

	7.2	Lien on distributions	11

	7.3	Sale under lien	11

	7.4	Extinguishment of lien	11

	7.5	Company’s right to recover payments	11

	7.6	Exemption from lien	11

8	Surrender of shares		12

9	Sale, reissue or other disposal of shares by the company		12

10	Interest and costs payable		13

11	Share plans		13

	11.1	Implementing share plans	13

	11.2	Directors’ powers and varying, suspending or terminating share plans	14

12	Transfer of shares		14

	12.1	Computerised trading	14

	12.2	Transferring shares	14

	12.3	Power to decline to register transfers	15

	12.4	Power to suspend registration of transfers	15

13	Unmarketable parcels		16

	13.1	Power of sale	16

	13.2	Notice of proposed sale	16

	13.3	No sale where member gives notice	16

	13.4	Terms of sale	16

	13.5	Share transfers	16

	13.6	Application of proceeds	17

	13.7	Protections for transferee	17

14	Transmission of shares		17

	14.1	Death of joint holder	17

	14.2	Death of sole holder	17

	14.3	Other transmission events	18

	14.4	Other rules	18

15	Proportional takeover bids		18

	15.1	Definitions	18

	15.2	Transfers not to be registered	19

	15.3	Approving Resolution	19

	15.4	Sunset	19

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16	General meetings		20

	16.1	Calling general meetings	20

	16.2	Postponing or cancelling a meeting	20

	16.3	Notice of general meetings	20

	16.4	Non-receipt of notice	21

	16.5	Admission to general meetings	21

	16.6	Multiple venues	21

	16.7	Quorum at general meetings	22

	16.8	Chairman of general meetings	22

	16.9	Acting chairman	23

	16.10	Conduct at general meetings	23

	16.11	Adjournment and postponement by the chairman	24

	16.12	Decisions at general meetings	24

	16.13	When poll may be demanded	25

	16.14	Voting rights	25

	16.15	Representation at general meetings	27

	16.16	Class meetings	27

17	Proxies, attorneys and representatives		27

	17.1	Appointment instruments	27

	17.2	More than two current proxies	29

	17.3	Revocation and postponement of the appointment	29

	17.4	Chairman may make a determination	30

18	Direct voting		30

	18.1	Directors may decide direct voting to apply	30

	18.2	Direct votes only counted on a poll	30

	18.3	Withdrawal of direct vote	31

	18.4	Vote not affected by death, etc. of a member	31

19	Directors		31

	19.1	Number of directors	31

	19.2	Power to appoint directors	31

	19.3	Retirement of directors	32

	19.4	Vacating office	33

	19.5	Remuneration	33

	19.6	Director need not be a member	34

	19.7	Directors interests	34

20	Powers and duties of directors		35

	20.1	General powers	35

	20.2	Power to borrow and give security	36

	20.3	Powers of appointment	36

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21	Proceedings of directors meetings		36

	21.1	Meetings of directors	36

	21.2	Calling meetings of directors	37

	21.3	Notice of meetings of directors	37

	21.4	Quorum at meetings of directors	37

	21.5	Chairman and deputy chairman of directors	38

	21.6	Decisions of directors	38

	21.7	Written resolutions	39

22	Alternate directors		39

	22.1	Director may appoint alternate director	39

	22.2	Conditions of office of alternate director	39

	22.3	Committees of directors	40

	22.4	Delegation to a director	40

	22.5	Validity of acts	40

23	Executive officers		41

	23.1	Managing directors and executive directors	41

	23.2	Secretary	41

	23.3	Provisions applicable to all executive officers	41

24	Indemnity and insurance		42

	24.1	Officer’s right of indemnity	42

	24.2	Indemnity	42

	24.3	Scope of indemnity	42

	24.4	Insurance	42

	24.5	Savings	43

	24.6	Contract	43

25	Dividends		43

	25.1	Payment of dividends	43

	25.2	Reserves and profits carried forward	43

	25.3	Apportionment of dividends	43

	25.4	Record date	44

	25.5	No interest	44

	25.6	Method of payment	44

	25.7	Retention of dividends	45

	25.8	Distribution of specific assets	45

	25.9	Source of dividends	45

	25.10	Reinvestment of dividends	46

	25.11	Unclaimed dividends	46

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26	Capitalising profits		46

	26.1	Capitalisation of reserves and profits	46

	26.2	Applying a sum for the benefit of members	46

	26.3	Implementing the resolution	46

27	Winding up		47

	27.1	Distributing surplus	47

	27.2	Dividing property	47

28	Inspection of records		48

	28.1	Inspection by member	48

	28.2	Access by director	48

29	Seals		48

	29.1	Safe custody of seal	48

	29.2	Use of seal	48

30	Notices		49

	30.1	Method of service	49

	30.2	Time of service	49

	30.3	Evidence of service	49

	30.4	Joint holders	50

	30.5	Other communications and documents	50

31	General		50

	31.1	Submission to jurisdiction	50

	31.2	Prohibition and enforceability	50

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Constitution

Naked Brand Group Limited | ACN 619 054 938

1	Preliminary

1.1	Definitions

In this constitution:

Term	Definition

AGM	means an annual general meeting of the company that the Corporations Act requires to be held.

Business Day	has the meaning given to that term in the Listing Rules.

Board	means the board of directors of the Company.

Corporations Act	means Corporations Act 2001 (Cth).

Exchange	means NASDAQ Stock Market or another body corporate declared by the directors to be the company’s primary stock exchange for the purposes of this definition.

IPO	means an initial public offering of Shares (or the shares in the capital of any special purpose holding company formed for the purpose of an initial public offer) made under a prospectus lodged with the relevant regulatory body stating that the Company (or the relevant holding company) has applied or will apply, in conjunction with the offering, for quotation of the Shares (or shares in the capital of the relevant holding company) on an Exchange.

Listing Rules	means the listing rules of the Exchange.

Record Time	means:

(a)	in the case of a meeting for which the caller of the meeting has decided, under the Corporations Act, that shares are to be taken to be held by the persons who held them at a specified time before the meeting, that time; and

(b)	in any other case, the time of the relevant meeting.

Relevant Law	means the Corporations Act, the Listing Rules and the Settlement Operating Rules.

Representative	means, for a member which is a body corporate and for a meeting, a person authorised under the Corporations Act (or a corresponding previous law) by the body corporate to act as its representative at the meeting.

Settlement Operating Rules	means the operating rules of the relevant Exchange.

Shares	means issued shares irrespective of their class in the capital of the Company, as the context requires, and Share means one issued share in the capital of the Company.

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1.2	Interpretation

In this constitution:

(a)	a reference to a partly paid share is a reference to a share on which there is an amount unpaid;

(b)	a reference to an amount unpaid on a share includes a reference to any amount of the issue price which is unpaid;

(c)	a reference to a call or an amount called on a share includes a reference to a sum that, by the terms of issue of a share, becomes payable at one or more fixed times;

(d)	a reference to a member for the purposes of a meeting of members for which the caller of the meeting has determined a Record Time is a reference to a registered holder of shares at the relevant Record Time;

(e)	a reference to a member present at a general meeting is a reference to a member present in person or by proxy, attorney or Representative;

(f)	a reference to a person holding or occupying a particular office or position is a reference to any person who occupies or performs the duties of that office or position;

(g)	unless the contrary intention appears:

(i)	a reference to a person includes a corporation, trust, partnership, unincorporated body, government and local authority or agency, or other entity whether or not it comprises a separate legal entity;

(ii)	a reference to a person includes that person’s successors, legal personal representatives, permitted substitutes and permitted assigns;

(iii)	a reference to legislation or to a provision of legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(iv)	a reference to the Listing Rules or the Settlement Operating Rules includes any variation, consolidation or replacement of those rules and is to be taken to be subject to any applicable waiver or exemption;

(v)	if a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(vi)	a reference to a rule is a reference to a rule of this constitution;

(vii)	a reference to a document or agreement (including a reference to this document) is to that document or agreement as amended, supplemented, varied or replaced; and

(viii)	if any day on or by which a person must do something under this document is not a Business Day, then the person must do it on or by the next Business Day; and

(h)	headings are for convenience only and do not affect interpretation.

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1.3	Application of the Relevant Law

(a)	The replaceable rules in the Corporations Act do not apply to the company.

(b)	A reference to the Exchange, the Listing Rules or the Settlement Operating Rules only applies while the company is included in the official list of the Exchange.

(c)	Where an expression is used in a manner consistent with a provision of the Relevant Law, the expression has the same meaning as in that provision.

(d)	While the company is included in the official list of the Exchange, the following rules apply:

(i)	despite anything contained in these rules, if the Listing Rules prohibit an act being done, the act must not be done;

(ii)	nothing contained in these rules prevents an act being done that the Listing Rules require to be done;

(iii)	if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);

(iv)	if the Listing Rules require these rules to contain a provision and they do not contain that provision, these rules are taken to contain that provision;

(v)	if the Listing Rules require these rules not to contain a provision and they contain that provision, these rules are taken not to contain that provision; and

(vi)	if any provision of these rules is or becomes inconsistent with the Listing Rules, these rules are taken not to contain that provision to the extent of the inconsistency.

1.4	Exercising powers

(a)	The company may exercise any power, take any action or engage in any conduct which the Corporations Act permits a company limited by shares to exercise, take or engage in.

(b)	A power conferred on a person to do a particular act or thing under this constitution includes, unless the contrary intention appears, a power (exercisable in the same way and subject to the same conditions) to repeal, rescind, revoke, amend or vary that act or thing.

(c)	A power conferred under this constitution to do a particular act or thing:

(i)	may be exercised from time to time and subject to conditions; and

(ii)	may, where the power concerns particular matters, be exercised for only some of those matters or as to a particular class of those matters, and to make different provision concerning different matters or different classes of matters.

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(d)	Where a power to appoint a person to an office or position is conferred under this constitution (except the power to appoint a director under rule 19.2(a)) the power includes, unless the contrary intention appears, a power to:

(i)	appoint a person to act in the office or position until a person is appointed to the office or position;

(ii)	remove or suspend any person appointed (without prejudice to any rights or obligations under any contract between the person and the company); and

(iii)	appoint another person temporarily in the place of any person removed or suspended or in the place of any sick or absent holder of the office or position.

(e)	Where this constitution gives power to a person to delegate a function or power:

(i)	the delegation may be concurrent with, or (except in the case of a delegation by the directors) to the exclusion of, the performance or exercise of that function or power by the person;

(ii)	the delegation may be either general or limited in any way provided in the terms of delegation;

(iii)	the delegation need not be to a specified person but may be to any person holding, occupying or performing the duties of a specified office or position;

(iv)	the delegation may include the power to delegate; and

(v)	where performing or exercising that function or power depends on that person’s opinion, belief or state of mind about a matter, that function or power may be performed or exercised by the delegate on the delegate’s opinion, belief or state of mind about that matter.

2	Capital

2.1	Shares

Subject to this constitution and the Relevant Law, the directors may:

(a)	issue and cancel shares;

(b)	grant options over unissued shares;

(c)	settle the manner in which fractions of a share are to be dealt with; and

(d)	decide:

(i)	the persons to whom shares are issued or options are granted;

(ii)	the terms on which shares are issued or options are granted; and

(iii)	the rights and restrictions attached to those shares or options.

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2.2	Preference share rights

(a)	The company may issue preference shares including preference shares which are, at the option of the company or holder, liable to be redeemed or converted to ordinary shares.

(b)	Each preference share confers on the holder the right to:

(i)	receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at a rate (which may be fixed or variable) and on the basis (including whether cumulative or not) decided by the directors at the time of issue;

(ii)	participate with the ordinary shares in profits and assets of the company, including on a winding up, if and to the extent the directors decide at the time of issue;

(iii)	in a winding up and on redemption, payment in priority to the ordinary shares of:

(A)	the amount of any dividend accrued but unpaid on the share at the date of winding up or the date of redemption; and

(B)	any additional amount specified in the terms of issue;

(iv)	(to the extent directors may decide at the time of issue), a bonus issue or capitalisation of profits in favour of holders of those shares only; and

(v)	vote at any general meeting of the company, but only in the following circumstances:

(A)	on a proposal to reduce the share capital of the company, affect the rights attached to the share, to wind up the company or for the disposal of the whole of the property, business and undertaking of the company;

(B)	on a resolution to approve the terms of a buy-back agreement;

(C)	during a period in which a dividend or part of a dividend on the share is in arrears;

(D)	during the winding up of the company; or

(E)	in any other circumstances in which the Listing Rules require holders of preference shares to be entitled to vote.

(c)	On a poll on a matter listed in rule 2.2(b)(v), the holder of a preference share is entitled to one vote per share or the number of votes specified in, or determined under, the terms of issue for the share.

(d)	If the preference share is redeemable, the company must redeem the share and pay to, or to a person directed by the holder, the amount payable on redemption of the share, as and when required by the terms of issue.

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2.3	Alteration of share capital

Subject to the Corporations Act, the company may resolve to convert or reclassify shares from one class to another and the directors may do anything required to give effect to that resolution.

2.4	Variation of class rights

(a)	The rights attached to any class of shares may, unless their terms of issue state otherwise, be varied:

(i)	with the written consent of the holders of 75% of the shares of the class; or

(ii)	by a special resolution passed at a separate meeting of the holders of shares of the class.

(b)	The rights conferred on the holders of any class of shares are to be taken as not having been varied by the creation or issue of further shares ranking equally with them.

2.5	Restricted securities

(a)	If the Exchange classifies any of the company’s share capital as ‘restricted securities’, then, despite anything in this constitution:

(i)	the restricted securities must not be disposed of during the escrow period except as permitted by the Listing Rules or the Exchange;

(ii)	the company must, except as permitted by the Listing Rules or the Exchange, refuse to acknowledge a disposal of the restricted securities during the escrow period; and

(iii)	the member holding the restricted securities ceases to be entitled to any dividend or distribution and to any voting rights for those restricted securities for so long as a breach of the Listing Rules relating to restricted securities or a breach of the restriction agreement for the restricted securities subsists.

(b)	If at any time the Board resolves by the unanimous approval of all the Directors in favour of an IPO, each shareholder must:

(i)	accept any lock-up or escrow requirements imposed, under which the shareholders’ rights to dispose of their Shares (or shares in any special purpose holding company formed for the purpose of the IPO) are limited for a period of time regardless of the lock-up or escrow period imposed by the relevant Exchange or requested by any financial adviser or underwriter to the IPO; and

(ii)	sign any lock-up or escrow agreements at the request of the Company.

(c)	Each shareholder:

(i)	severally and irrevocably appoints any two Directors jointly as its agent and attorney with power to do anything on behalf of the shareholder that it is required to do, but has failed to do, under rule 2.5(b), including the power for any two Directors together on behalf of that shareholder to sign any lock-up or escrow agreement;

(ii)	declares that it is bound by, and will ratify and confirm, anything done by any Director under this power of attorney; and

(iii)	declares that this power of attorney is given for valuable consideration and is irrevocable.

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3	Certificates

3.1	Issue of certificates

(a)	Subject to the Relevant Law, the company:

(i)	need not issue certificates for shares if the directors decide; and

(ii)	may issue certificates for shares, cancel any certificates for shares, and replace lost or destroyed or defaced certificates for shares, on the basis and in the form which the directors decide.

(b)	The company must issue to a shareholder any statements of the holding of shares registered in the shareholder’s name as required by the Relevant Law.

3.2	Cancellation of certificates

Where the directors have, under rule 3.1(a), decided not to issue certificates for securities or to cancel existing certificates, a shareholder has the right to receive statements of the holdings of the shareholder as are required to be distributed to a shareholder under the Relevant Law.

4	Register

4.1	Joint holders

Where two or more persons are registered as the holders of a share, they are taken to hold the shares as joint tenants with benefits of survivorship subject to the following provisions:

(a)	the company is not bound to register more than three persons as the holders of the shares (except in the case of trustees, executors or administrators of a deceased shareholder);

(b)	the joint holders are jointly and severally liable for all payments which ought to be made in respect of the shares;

(c)	only the person whose name appears first in the register as one of the joint holders of the shares is entitled, if the company is required by the Relevant Law or this constitution to issue certificates for shares, to delivery of a certificate for the shares; and

(d)	any one of the joint holders may vote at any meeting of the company either personally or by duly authorised representative, proxy or attorney, in respect of the shares as if that joint holder was solely entitled to the shares, and if more than one of the joint holders are present at any meeting personally or by duly authorised representative, proxy or attorney, the joint holder who is present whose name appears first in the register for the shares is entitled alone to vote in respect of the shares.

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4.2	Equitable and other claims

The registered holder of a share may be treated as the absolute owner of that share by the company. The company is under no obligation to:

(a)	recognise a person as holding a share on trust, even if the company has notice of a trust; or

(b)	recognise, or be bound by, any equitable, contingent, future or partial claim to or interest in a share by any other person, except an absolute right of ownership in the registered holder, even if the company has notice of that claim or interest.

5	Calls on shares

5.1	Power to make calls

The directors may:

(a)	make a call on a member for any money unpaid on the shares of that member which is not, by the terms of issue of those shares, made payable at fixed times;

(b)	require a call to be paid by instalments; and

(c)	revoke or postpone a call.

5.2	Time of calls

A call is taken to have been made when the directors’ resolution authorising the call is passed or on a later date fixed by the directors.

5.3	Notice of calls

The company must give notice of a call at least 30 Business Days (or any longer period required by the Listing Rules) before the amount called is due, specifying the time and place of payment.

5.4	Payment of calls

Each member must pay to the company, by the time and at the place specified, the amount called on the member’s shares.

5.5	Fixed instalments

Subject to the notice requirements under the Listing Rules, any amount unpaid on a share that, by the terms of issue of the share, becomes payable on issue or at a fixed date is taken to be subject to a call duly made and is payable under the terms of issue of the share.

5.6	Failure to pay

(a)	If a member does not pay the amount due under a call in rule 5, by the time specified, the member must pay:

(i)	interest on the unpaid amount from the date payment is due to the date payment is made, at a rate calculated under rule 10; and

(ii)	any costs, expenses or damages the company incurs due to the failure to pay.

(b)	The directors may waive payment under this rule wholly or in part.

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5.7	Proof of call

In a proceeding to recover a call, or an amount payable due to the failure to pay or late payment of a call, proof that:

(a)	the name of the defendant is entered in the register of members as the holder or one of the holders of the share on which the call is claimed;

(b)	the resolution making the call is recorded in the minute book; and

(c)	notice of the call was given to the defendant complying with this constitution, is conclusive evidence of the debt.

5.8	Payments in advance of calls

The directors may:

(a)	accept from a member the whole or a part of the amount unpaid on a share even though no part of that amount has been called;

(b)	authorise payment by the company of interest on that amount, until the amount becomes payable, at a rate fixed by the directors; and

(c)	repay to a member any amount accepted under rule 5.8.

5.9	Waiver

The directors may, to the extent the law permits, waive or compromise all or part of any payment due to the company under the terms of issue of a share or under rule 5.

6	Forfeiture of shares

6.1	Forfeiture procedure

Subject to the Relevant Law, the company may by directors’ resolution forfeit a member’s share if:

(a)	that member does not pay a call or other amount payable for that share on or before the date for its payment;

(b)	the company gives the member written notice:

(i)	requiring the shareholder to pay that call or other amount; and

(ii)	stating that the share is liable to be forfeited if the member does not pay to the company, at the place specified in the notice, the amount specified in the notice, within 14 days (or any longer period specified) after the date of the notice; and

(c)	that shareholder does not pay that amount under that notice.

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6.2	Notice of forfeiture

(a)	The company must:

(i)	notify a person who held the forfeited share immediately before the forfeiture, of a resolution under rule 6.1 relating to the forfeited share; and

(ii)	enter the forfeiture and its date in the register of members.

(b)	Any failure to do so does not invalidate the forfeiture.

6.3	Effect of forfeiture

(a)	A forfeiture under rule 6.1 includes all dividends, interest and other amounts payable by the company on the forfeited share and not actually paid before the forfeiture.

(b)	A forfeited share becomes the property of the company and the directors may:

(i)	sell, reissue or otherwise dispose of the share as they think fit; and

(ii)	in the case of reissue, or other disposal, with or without crediting as paid up any amount paid on the share by any former holder.

(c)	A person whose shares have been forfeited ceases to be a member as to the forfeited shares, but must, if the directors decide, pay to the company:

(i)	all calls and other amounts owing on the shares at the time of the forfeiture; and

(ii)	interest on the unpaid part of the amount payable under rule 6.3(c)(i), from the date of the forfeiture to the date of payment, at a rate calculated under rule 10.

(d)	A forfeiture under rule 6.1 extinguishes all interest in, and all claims against the company relating to, the forfeited share and, subject to rule 9(j), all other rights attached to the share.

(e)	The directors may:

(i)	exempt a share from all or part of this rule;

(ii)	waive or compromise all or part of any payment due to the company under this rule; and

(iii)	before a forfeited share has been sold, reissued or otherwise disposed of, cancel the forfeiture on the conditions they decide.

7	Lien on shares

7.1	Existence of lien

Subject to the Relevant Law, the company has a first and paramount lien on each share for:

(a)	all due and unpaid calls and instalments for that share;

(b)	all money payable to the company by the member under an employee incentive scheme;

(c)	all money which the company is required by law to pay, and has paid, for that share;

(d)	reasonable interest on the amount due from the date it becomes due until payment; and

(e)	reasonable expenses of the company relating to the default on payment.

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7.2	Lien on distributions

A lien under rule 7.1 extends to all distributions for that share, including dividends.

7.3	Sale under lien

(a)	The directors may sell a share on which the company has a lien as they think fit where:

(i)	an amount for which a lien exists under this rule is presently payable; and

(ii)	the company has given the registered holder a written notice, at least 14 days before the date of the sale, stating and demanding payment of that amount.

(b)	The directors may do anything necessary or desirable under the Settlement Operating Rules to protect any lien, charge or other right to which the company is entitled under this constitution or a law.

7.4	Extinguishment of lien

The company’s lien over a member’s shares is released (so far as it relates to amounts owing by the transferor or any predecessor in title) when the company registers a transfer of the shares without giving the transferee notice of its claim.

7.5	Company’s right to recover payments

If any law of any place imposes on the company the liability to make a payment for a member or a share held by that member, the member or, if the member is dead, the member’s legal personal representative must:

(a)	indemnify the company against that liability;

(b)	on demand reimburse the company for any payment made; and

(c)	pay interest on the unpaid part of the amount payable to the company under rule 7.5(b), from the date of demand until the date the company is reimbursed in full for that payment, at a rate calculated under rule 10.

7.6	Exemption from lien

The directors may:

(a)	exempt a share from all or part of this rule; and

(b)	waive or compromise all or part of any payment due to the company under this rule.

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8	Surrender of shares

The directors may accept a surrender of shares by way of compromise of a claim. Any shares surrendered may be sold or re-issued in the same manner as a forfeited share.

9	Sale, reissue or other disposal of shares by the company

(a)	A reference in this rule to a sale of a share by the company is a reference to any sale, reissue or other disposal of a share under rule 6.3(b), rule 7.3 or rule 13.

(b)	When the company sells a share, the directors may:

(i)	receive the purchase money or consideration given for the share;

(ii)	effect a transfer of the share or sign or appoint a person to sign, on behalf of the former holder, a transfer of the share; and

(iii)	register as the holder of the share the person to whom the share is sold.

(c)	A person who the company sells shares to under this rule takes their title to the shares unaffected by any irregularity or invalidity about the sale. There is no need for the buyer to take any steps to investigate the regularity or validity of the sale, or to see how the purchase money or consideration on the sale is applied.

(d)	A sale of the share by the company is valid even if an event described in rule 14 occurs to the member before the sale.

(e)	The only remedy of a person who suffers a loss because of a sale of a share by the company is a claim for damages against the company.

(f)	The proceeds received on the sale of a share by the company are applied:

(i)	first, to the expenses of the sale;

(ii)	secondly, to all amounts payable (whether presently or not) by the former holder to the company; and

(iii)	finally, the balance is paid to the former holder on the former holder delivering to the company proof of title to the shares acceptable to the directors.

(g)	Rule 9(f)(i) does not apply to the proceeds of sale arising from a notice under rule 13 (the sale of an unmarketable parcel).

(h)	Any proceeds of a sale of a share by the company which have not been claimed or otherwise disposed of according to law may be invested by the directors or otherwise applied to the benefit of the company.

(i)	The company is not required to pay interest on money payable to a former holder under this rule.

(j)	On completion of a sale, reissue or other disposal of a share under rule 6.3(b), the rights which attach to the share which were extinguished under rule 6.3(d) revive.

(k)	A written statement by a director or secretary of the company that a share in the company has been:

(i)	duly forfeited under rule 6.1;

(ii)	duly sold, reissued or otherwise disposed of under rule 6.3(b); or

(iii)	duly sold under rule 7.3 or rule 13,

on a date stated in the statement is conclusive evidence of the facts stated as against all persons claiming to be entitled to the share, and of the right of the company to forfeit, sell, reissue or otherwise dispose of the share.

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10	Interest and costs payable

(a)	If an amount called or otherwise payable to the company for a share is not paid on or before the time for payment, the person who owes that money must pay:

(i)	interest on the unpaid amount:

(A)	at a rate fixed by the directors; or

(B)	if no rate is fixed, at a rate per annum 2% higher than the rate prescribed for unpaid judgments in the Supreme Court of the state or territory in which the company is registered; and

(ii)	all costs the company incurs due to the failure to pay or the late payment.

(b)	Interest accrues daily and interest and costs may be capitalised monthly or at any other intervals the directors decide.

(c)	The directors may waive payment of interest or costs wholly or in part.

11	Share plans

11.1	Implementing share plans

The directors may adopt and implement one or more of the following plans on the terms they think appropriate:

(a)	a re-investment plan under which any dividend or other cash payment for a share or convertible security may, at the election of the person entitled to it, be:

(i)	retained by the company and applied in payment for fully paid shares issued under the plan: and

(ii)	treated as having been paid to the person entitled and simultaneously repaid by that person to the company to be held by it and applied under the plan;

(b)	any other plan under which members or security holders may elect that dividends or other cash payments for shares or other securities:

(i)	be satisfied by the issue of shares or other securities of the company or a related body corporate, or that issues of shares or other securities of the company or a related body corporate be made in place of dividends or other cash payments;

(ii)	be paid out of a particular reserve or out of profits derived from a particular source; or

(iii)	be forgone in consideration of another form of distribution from the company, another body corporate or a trust; or

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(c)	a plan under which shares or other securities of the company or related body corporate may be issued or otherwise given for the benefit of employees or directors of the company or any of its related bodies corporate.

11.2	Directors’ powers and varying, suspending or terminating share plans

The directors:

(a)	have all powers necessary or desirable to implement and carry out a plan referred to in rule 11.1 (including a plan approved by members); and

(b)	may:

(i)	vary the rules governing; or

(ii)	suspend or terminate the operation of;

a plan referred to in rule 11.1 (including a plan approved by members) as they think appropriate.

12	Transfer of shares

12.1	Computerised trading

(a)	The directors may do anything they consider necessary or desirable and which is permitted under the Relevant Law to facilitate the involvement by the company in any computerised or electronic system established or recognised by the Relevant Law for the purposes of facilitating dealings in securities.

(b)	The company must comply with and give effect to the Listing Rules and the Settlement Operating Rules applying to a transfer of shares.

12.2	Transferring shares

(a)	Subject to this constitution and to any restrictions attached to a member’s shares, a member may transfer any of the member’s shares by:

(i)	a written transfer in any usual form or in any other form approved by the directors; or

(ii)	any other method permitted by the Relevant Law and approved by the directors.

(b)	A transfer referred to in rule 12.2(a)(i) must be:

(i)	signed by or on behalf of both the transferor and the transferee unless the transfer relates only to fully paid shares and the directors have dispensed with a signature by the transferee or the transfer of the shares is effected by a document which is, or documents which together are, a sufficient transfer of those shares under the Corporations Act;

(ii)	duly stamped, if required by law; and

(iii)	left for registration at the company’s registered office, or at any other place the directors decide, with any evidence the directors require to prove the transferor’s title or right to the shares and the transferee’s right to be registered as the owner of the shares.

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(c)	Subject to the powers vested in the directors under rules 12.3(a) and 12.4, where the company receives a transfer complying with rule 12.1, the company must register the transferee named in the transfer as the holder of the shares to which it relates.

(d)	A transferor of shares remains the holder of the shares until the transferee’s name is entered in the register of members as the holder of the shares.

(e)	Subject to the Listing Rules, the company may charge a fee for registering a transfer of shares.

(f)	The company may retain a registered transfer for any period the directors decide.

(g)	The directors may, to the extent the law permits, waive any of the requirements of rule 12.1 and prescribe alternative requirements instead, to give effect to rule 12.1(a) or for another purpose.

12.3	Power to decline to register transfers

(a)	The directors may decline to register, or prevent registration of, a transfer of shares or apply a holding lock to prevent a transfer under the Corporations Act or the Listing Rules where:

(i)	the transfer is not in registrable form;

(ii)	the company has a lien on any of the shares transferred;

(iii)	registration of the transfer may breach a law of Australia or New Zealand;

(iv)	the transfer is paper-based and registration of the transfer creates a new holding which, at the time the transfer is lodged, is less than a marketable parcel;

(v)	the transfer is not permitted under the terms of an employee share plan; or

(vi)	the company is otherwise permitted or required to do so under the Listing Rules or, under the terms of issue of the shares.

(b)	If the directors decline to register a transfer, the company must give notice of the refusal as required by the Corporations Act and the Listing Rules. Failure to give that notice does not invalidate the decision of the directors to decline to register the transfer.

(c)	The directors may delegate their authority under rule 12.3 to any person.

12.4	Power to suspend registration of transfers

The directors may suspend the registration of transfers at any time, and for any period, permitted by the Settlement Operating Rules that they decide.

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13	Unmarketable parcels

13.1	Power of sale

(a)	The company may sell a share that is part of an unmarketable parcel if it does so under this rule. The company’s power to sell lapses if a takeover (as defined in the Listing Rules) is announced after the directors give notice under rule 13.2 and before the directors enter into an agreement to sell the share.

(b)	The directors may, before a sale is effected under this rule, revoke a notice given or suspend or terminate the operation of this rule either generally or in specific cases.

(c)	If a member is registered for more than one parcel of shares, the directors may treat the member as a separate member for each of those parcels so that this rule operates as if each parcel is held by different persons.

13.2	Notice of proposed sale

(a)	Once in any 12 month period, the directors may decide to give written notice to a member who holds an unmarketable parcel. If they do so, the notice must:

(i)	state that the company intends to sell the unmarketable parcel; and

(ii)	specify a date at least six weeks (or any lesser period permitted under the Corporations Act or the Listing Rules) after the notice is given by which the member may give the company written notice that the member wishes to retain the holding.

(b)	If the directors’ power to sell lapses under rule 13.1(a), any notice given by the directors under this rule is taken never to have been given and the directors may give a new notice after the close of the offers made under the takeover.

13.3	No sale where member gives notice

The company must not sell an unmarketable parcel if, in response to a notice given by the company under this rule, the company receives written notice that the member wants to keep the unmarketable parcel.

13.4	Terms of sale

A sale of shares under this rule includes all dividends payable on and other rights attaching to them. The company must pay the costs of the sale. Otherwise, the directors may decide the manner, time and terms of sale.

13.5	Share transfers

For the purpose of giving effect to this rule, each director and each secretary has the power to initiate, sign or otherwise effect a transfer of a share as agent for a member who holds an unmarketable parcel.

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13.6	Application of proceeds

The company must:

(a)	deduct any called amount for the shares sold under this rule from the proceeds of sale and pay the balance into a separate bank account it opens and maintains for that purpose only;

(b)	hold that balance in trust for the previous holder of the shares;

(c)	as soon as practical give written notice to the previous holder of the shares stating:

(i)	what the balance is; and

(ii)	that it is holding the balance for the previous holder of the shares while awaiting the previous members’ instructions and return of the certificate (if any) for the shares sold or evidence of its loss or destruction;

(d)	if the shares sold were certificated, not pay the proceeds of sale out of the trust account until it has received the certificate for them or evidence of its loss or destruction; and

(e)	subject to paragraph 13.6(d), deal with the amount in the account as the previous holder of the shares instructs.

13.7	Protections for transferee

The title of the new holder of a share sold under this rule is not affected by any irregularity in the sale. The sole remedy of any person previously interested in the share is damages which may be recovered only from the company.

14	Transmission of shares

14.1	Death of joint holder

If a member who owns shares jointly dies, the company recognises only the surviving joint holders as being entitled to the deceased member’s interest in the shares. The estate of the deceased member is not released from any liability for the shares.

14.2	Death of sole holder

(a)	If a member who does not own shares jointly dies, the company recognises only the personal representative of a deceased member as being entitled to the deceased member’s interest in the shares. If the personal representative gives the directors the information they reasonably require to establish the representative’s entitlement to be registered as holder of the shares:

(i)	the personal representative may:

(A)	by giving a written and signed notice to the company, elect to be registered as the holder of the shares; or

(B)	by giving a completed transfer form to the company, transfer the shares to another person; and

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(ii)	the personal representative is entitled, whether or not registered as the holder of shares, to the same rights as the deceased member.

(b)	On receiving an election under rule 14.2(a)(i)(A), the company must register the personal representative as the holder of the shares. A transfer under rule 14.2(a)(i)(B) is subject to the rules that apply to transfers generally.

14.3	Other transmission events

If a person entitled to shares because of:

(a)	the bankruptcy of a member;

(b)	the mental incapacity of a member; or

(c)	the insolvency of a member,

gives the directors the information they reasonably require to establish the person’s entitlement to be registered as holder of the shares, the person may:

(d)	by giving a written and signed notice to the company, elect to be registered as the holder of the shares; or

(e)	by giving a completed transfer form to the company, transfer the shares to another person,

subject to any law which regulates the relevant event.

14.4	Other rules

(a)	The directors may register a transfer of shares signed by a member before an event set out in this rule occurs even though the company has notice of the relevant event.

(b)	The provisions of this constitution about the right to transfer shares and the registration of share transfers apply, so far as they can and with any necessary changes, to a notice or transfer under this rule as if the relevant event had not occurred and the notice or transfer were signed or effected by the registered holder of the share.

(c)	Where two or more persons are jointly entitled to a share because of an event described in this rule they are, on being registered as the holders of the share, taken to hold the share as joint tenants and rule 4.1 applies to them.

15	Proportional takeover bids

15.1	Definitions

In this rule:

Term	Definition

Approving Resolution	means a resolution to approve the Proportional Takeover Bid passed in accordance with rule 15.3.

Approving Resolution Deadline	means the day that is 14 days before the last day of the bid period, during which the offers under the Proportional Takeover Bid remain open or a later day allowed by the Australian Securities and Investments Commission.

Proportional Takeover Bid	means a takeover bid that is made or purports to be made under section 618(1)(b) Corporations Act for securities included in a class of securities in the company.

Relevant Class	means the class of securities in the company in respect of which offers are made under the Proportional Takeover Bid.

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15.2	Transfers not to be registered

Despite rules 12.2(c) and 12.3, a transfer giving effect to a contract resulting from the acceptance of an offer made under a Proportional Takeover Bid must not be registered unless an Approving Resolution has been passed or is taken to have been passed under rule 15.3.

15.3	Approvingc Resolution

(a)	Where offers have been made under a Proportional Takeover Bid, the directors must, before the Approving Resolution Deadline:

(i)	convene a meeting of the persons entitled to vote on the Approving Resolution for the purpose of approving the Proportional Takeover Bid; and

(ii)	ensure that the resolution is voted on under rule 15.3.

(b)	The provisions of this constitution about general meetings apply, modified as the circumstances require, to a meeting that is convened under rule 15.3(a), as if that meeting were a general meeting of the company.

(c)	The bidder under a Proportional Takeover Bid and any associates of the bidder are not entitled to vote on the Approving Resolution and if they do vote, their votes must not be counted.

(d)	Subject to rule 15.3(c), a person who, as at the end of the day on which the first offer under the Proportional Takeover Bid was made, held securities of the Relevant Class, is entitled to vote on the Approving Resolution for the Proportional Takeover Bid.

(e)	An Approving Resolution that has been voted on is taken to have been passed if the proportion that the number of votes in favour of the resolution bears to the total number of votes on the resolution is greater than 50%, and otherwise is taken to have been rejected.

(f)	If an Approving Resolution has not been voted on under rule 15.3 as at the end of the day before the Approving Resolution Deadline, an Approving Resolution is taken to have been passed under rule 15.3 on the Approving Resolution Deadline.

15.4	Sunset

Rules 15.1, 15.2 and 15.3 cease to have effect on the third anniversary of the later of the date of adoption or last renewal of rule 15 under the Corporations Act.

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16	General meetings

16.1	Calling general meetings

A general meeting may only be called:

(a)	by a directors’ resolution; or

(b)	as otherwise provided in the Corporations Act

16.2	Postponing or cancelling a meeting

(a)	The directors may, by notice to the Exchange:

(i)	postpone a meeting of members;

(ii)	cancel a meeting of members; or

(iii)	change the place for a general meeting,

if they consider that the meeting has become unnecessary, or the venue would be unreasonable or impractical or a change is necessary in the interests of conducting the meeting efficiently.

(b)	A meeting which is not called by a directors’ resolution and is called under a members’ requisition under the Corporations Act may not be postponed or cancelled without the prior written consent of the persons who called or requisitioned the meeting.

16.3	Notice of general meetings

(a)	Notice of a general meeting must be given to each person who at the time of giving the notice:

(i)	is a member, director or auditor of the company; or

(ii)	is entitled to a share because of an event described in rule 14 and has satisfied the directors of his or her right to be registered as the holder of, or to transfer, the shares.

(b)	The directors may decide the content of a notice of a general meeting, but they must state the general nature of the business to be transacted at the meeting and any other matters required by the Corporations Act.

(c)	Unless the Corporations Act provides otherwise:

(i)	no business may be transacted at a general meeting unless the general nature of the business is stated in the notice calling the meeting; and

(ii)	except with the approval of the directors or the chairman, no person may move any amendment to a proposed resolution the terms of which are set out in the notice calling the meeting or to a document which relates to that resolution and a copy of which has been made available to members to inspect or obtain.

(d)	A person may waive notice of any general meeting by written notice to the company.

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16.4	Non-receipt of notice

(a)	Subject to the Corporations Act, the:

(i)	non-receipt of a notice of any general meeting by; or

(ii)	accidental omission to give notice to,

any person entitled to notice does not invalidate anything done (including the passing of a resolution) at that meeting.

(b)	A person’s attendance at a general meeting waives any objection that person may have to:

(i)	a failure to give notice, or the giving of a defective notice, of the meeting unless the person at the beginning of the meeting objects to the holding of the meeting; and

(ii)	the consideration of a particular matter at the meeting which is not within the business referred to in the notice of the meeting, unless the person objects to considering the matter when it is presented.

16.5	Admission to general meetings

(a)	The chairman of a general meeting may refuse admission to, or require to leave and remain out of, the meeting any person:

(i)	in possession of a pictorial-recording or sound-recording device;

(ii)	in possession of a placard or banner;

(iii)	in possession of an article considered by the chairman to be dangerous, offensive or liable to cause disruption;

(iv)	who refuses to produce or permit examination of any article, or the contents of any article, in the person’s possession;

(v)	who behaves or threatens to behave in a dangerous, offensive or disruptive way; or

(vi)	who is not entitled to receive notice of the meeting.

(b)	The chairman may delegate the powers conferred by this rule to any person.

(c)	A person, whether a member or not, requested by the directors or the chairman to attend a general meeting is entitled to be present and, at the request of the chairman, to speak at the meeting.

16.6	Multiple venues

(a)	If the chairman of a general meeting considers that there is not enough room for the members who wish to attend the meeting, they may arrange for any person whom they consider cannot be seated in the main meeting room to observe or attend the general meeting in a separate room. Even if the members present in the separate room are not able to participate in the conduct of the meeting, the meeting is nevertheless treated as validly held in the main room.

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(b)	If a separate meeting place is linked to the main place of a general meeting by an instantaneous audio-visual communication device which, by itself or in conjunction with other arrangements:

(i)	gives the general body of members in the separate meeting place a reasonable opportunity to participate in proceedings in the main place;

(ii)	enables the chairman to be aware of proceedings in the other place; and

(iii)	enables the members in the separate meeting place to vote on a show of hands or on a poll,

a member present at the separate meeting place is taken to be present at the general meeting and entitled to exercise all rights as if he or she was present at the main place.

(c)	If, before or during the meeting, any technical difficulty occurs where one or more of the matters set out in rule 16.6(b) is not satisfied, the chairman may:

(i)	adjourn the meeting until the difficulty is remedied; or

(ii)	continue to hold the meeting in the main place (and any other place which is linked under rule 16.6(b)) and transact business, and no member may object to the meeting being held or continuing.

(d)	Nothing in rule 16.6 or rule 16.10 is to be taken to limit the powers conferred on the chairman by law.

16.7	Quorum at general meetings

(a)	No business may be transacted at a general meeting, except the election of a chairman and the adjournment of the meeting, unless a quorum of members is present when the meeting proceeds to business.

(b)	A quorum is two or more members present at the meeting and entitled to vote on a resolution at the meeting.

(c)	If a quorum is not present within 30 minutes after the time appointed for the general meeting:

(i)	where the meeting was called at the request of members, the meeting must be dissolved; or

(ii)	in any other case:

(A)	the meeting stands adjourned to the day, and at the time and place, the directors present decide; or

(B)	if they do not make a decision, to the same day in the next week at the same time and place.

(d)	At an adjourned meeting, if a quorum is not present within 30 minutes after the time appointed for the meeting, the meeting must be dissolved.

16.8	Chairman of general meetings

(a)	The chairman of the board is entitled to take the chair at every general meeting.

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(b)	If at any general meeting:

(i)	the chairman of the board is not present at the specified time for holding the meeting; or

(ii)	the chairman of the board is present but is unwilling to act as chairman of the meeting,

the deputy chairman of the board is entitled to take the chair at the meeting.

(c)	If at any general meeting:

(i)	there is no chairman of the board or deputy chairman of the board;

(ii)	the chairman of the board and deputy chairman of the board are not present at the specified time for holding the meeting; or

(iii)	the chairman of the board and the deputy chairman of the board are present but each is unwilling to act as chairman of the meeting,

the directors present may choose another director as chairman of the meeting and if no director is present or if each of the directors present are unwilling to act as chairman of the meeting, a member chosen by the members present is entitled to take the chair at the meeting.

16.9	Acting chairman

(a)	A chairman of a general meeting may, for any item of business or discrete part of the meeting, vacate the chair in favour of another person nominated by him or her (Acting Chairman).

(b)	Where an instrument of proxy appoints the chairman as proxy for part of the proceedings for which an Acting Chairman has been nominated, the instrument of proxy is taken to be in favour of the Acting Chairman for the relevant part of the proceedings.

16.10	Conduct at general meetings

The chairman of a general meeting:

(a)	has charge of the general conduct of the meeting and the procedures to be adopted at the meeting;

(b)	may require the adoption of any procedure which is in the chairman’s opinion necessary or desirable for proper and orderly debate or discussion and the proper and orderly casting or recording of votes at the general meeting; and

(c)	may, having regard where necessary to the Corporations Act, terminate discussion or debate on any matter whenever the chairman considers it necessary or desirable for the proper conduct of the meeting, and a decision by the chairman under this rule is final.

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16.11	Adjournment and postponement by the chairman

(a)	Despite rules 16.2(a) and 16.2(b), where the chairman considers that:

(i)	there is not enough room for the number of members who wish to attend the meeting; or

(ii)	a postponement is necessary in light of the behaviour of persons present or for any other reason so that the business of the meeting can be properly carried out,

the chairman may postpone the meeting before it has started, whether or not a quorum is present.

(b)	A postponement under rule 16.11(a) is to another time, which may be on the same day as the meeting, and may be to another place (and the new time and place is taken to be the time and place for the meeting as if specified in the notice which called the meeting originally).

(c)	The chairman may at any time during the course of the meeting:

(i)	adjourn the meeting or any business, motion, question or resolution being considered or remaining to be considered by the meeting either to a later time at the same meeting or to an adjourned meeting; and

(ii)	for the purpose of allowing any poll to be taken or determined, suspend the proceedings of the meeting for any period or periods he or she decides without effecting an adjournment. No business may be transacted and no discussion may take place during any suspension of proceedings unless the chairman otherwise allows.

(d)	The chairman’s rights under rules 16.11(a) and 16.11(c) are exclusive and, unless the chairman requires otherwise, no vote may be taken or demanded by the members present about any postponement, adjournment or suspension of proceedings.

(e)	Only unfinished business may be transacted at a meeting resumed after an adjournment.

(f)	Where a meeting is postponed or adjourned under rule 16.11, notice of the postponed or adjourned meeting must be given to the Exchange, but, except as provided by rule 16.11(h), need not be given to any other person.

(g)	Where a meeting is postponed or adjourned, the directors may, by notice to the Exchange, postpone, cancel or change the place of the postponed or adjourned meeting.

(h)	Where a meeting is postponed or adjourned for 30 days or more, notice of the postponed or adjourned meeting must be given as in the case of the original meeting.

16.12	Decisions at general meetings

(a)	Except where a resolution requires a special majority, questions arising at a general meeting must be decided by a majority of votes cast by the members present at the meeting. A decision made in this way is for all purposes, a decision of the members.

(b)	If the votes are equal on a proposed resolution, the chairman of the meeting has a casting vote, in addition to any deliberative vote.

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(c)	A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is demanded:

(i)	before the show of hands is taken;

(ii)	before the result of the show of hands is declared; or

(iii)	immediately after the result of the show of hands is declared.

16.13	When poll may be demanded

(a)	No poll may be demanded on the election of a chairman of a meeting. Otherwise, a poll may be demanded by:

(i)	the chairman;

(ii)	at least five members entitled to vote on the resolution; or

(iii)	by members with at least 5% of the votes that may be cast on the resolution on a poll.

(b)	A demand for a poll does not prevent a general meeting continuing to transact any business except the question on which the poll is demanded.

(c)	Unless a poll is duly demanded, a declaration by the chairman of a general meeting that a resolution has on a show of hands been carried or carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the company’s minute book is conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

(d)	If a poll is duly demanded at a general meeting, it must be taken in the way and either at once or after an interval or adjournment as the chairman of the meeting directs. The result of the poll as declared by the chairman is the resolution of the meeting at which the poll was demanded.
(e)	The demand for a poll may be withdrawn with the chairman’s consent.

(f)	Despite anything to the contrary in this constitution, the directors may decide that, at any general meeting or class meeting, a member who is entitled to attend and vote on a resolution at that meeting is entitled to a direct vote for that resolution. A ‘direct vote’ includes a vote delivered to the company by post, fax or other electronic means approved by the directors. The directors may prescribe regulations, rules and procedures for direct voting, including specifying the form, method and timing of giving a direct vote at a meeting for the vote to be valid.

16.14	Voting rights

(a)	Subject to this constitution and to any rights or restrictions attached to any shares or class of shares, at a general meeting:

(i)	on a show of hands, each member present has one vote;

(ii)	where a member has appointed two persons as proxies for that member, neither proxy may vote on a show of hands;

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(iii)	where a person is entitled to vote by virtue of rule 17.1 in more than one capacity, that person is entitled only to one vote on a show of hands;

(iv)	if the person appointed as proxy has two or more appointments that specify different ways to vote on a resolution, the proxy must not vote on a show of hands; and

(v)	on a poll, each member present:

(A)	has one vote for each fully paid share held; and

(B)	has for each share which is not fully paid a fraction of a vote equivalent to the proportion which the amount paid up, but not credited as paid up, on that share bears to the total of the amounts paid and payable (excluding amounts credited) on that share.

(b)	The parent or guardian of an infant member may vote at any general meeting upon providing any evidence of the relationship or of the appointment of the guardian as the directors may require and any vote so tendered by a parent or guardian of an infant member must be accepted to the exclusion of the vote of the infant member.

(c)	A person entitled to a share because of an event described in rule 14 may vote at a general meeting for that share in the same way as if that person were the registered holder of the share if, at least 48 hours before the meeting (or any shorter time as the directors determine), the directors:

(i)	admitted that person’s right to vote at that meeting for the share; or

(ii)	were satisfied of that person’s right to be registered as the holder of, or to transfer, the share.

Any vote duly tendered by that person must be accepted and the vote of the registered holder of those shares must not be counted.

(d)	Where a member holds a share on which a call or other amount payable to the company has not been duly paid:

(i)	that member is only entitled to be present at a general meeting and vote if that member holds, as at the Record Time, other shares on which no money is then due and payable; and

(ii)	on a poll, that member is not entitled to vote for that share but may vote for any shares that member holds, as at the Record Time, on which no money is then due and payable.

(e)	A member is not entitled to vote on a resolution if, under the Corporations Act or the Listing Rules, the notice which called the meeting specified that:

(i)	the member must not vote or must abstain from voting on the resolution; or

(ii)	a vote on the resolution by the member must be disregarded for any purposes.

(f)	If the member referred to in rule 16.14(e) or a person acting as proxy, attorney or Representative of that member does tender a vote on that resolution, their vote must not be counted.

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(g)	An objection to the validity of a vote tendered at a general meeting must be:

(i)	raised before or immediately after the result of the vote is declared; and

(ii)	referred to the chairman of the meeting, whose decision is final.

(h)	A vote tendered, but not disallowed by the chairman of a meeting under rule 16.14(g), is valid for all purposes, even if it would not otherwise have been valid.

(i)	The chairman may decide any difficulty or dispute which arises as to the number of votes which may be cast by or on behalf of any member and the decision of the chairman is final.

16.15	Representation at general meetings

(a)	Subject to this constitution, each member entitled to vote at a general meeting may vote:

(i)	in person or, where a member is a body corporate, by its Representative;

(ii)	by not more than two proxies; or

(iii)	by not more than two attorneys.

(b)	A proxy, attorney or Representative may, but need not, be a member of the company.

16.16	Class meetings

The provisions of this constitution about general meetings apply, with necessary changes, to separate class meetings as if they were general meetings.

17	Proxies, attorneys and representatives

17.1	Appointment instruments

(a)	An instrument appointing a proxy is valid if it is under the Corporations Act or in any form approved by the directors.

(b)	For the purposes of rule 17.1, a proxy appointment received at an electronic address specified in the notice of general meeting for the receipt of proxy appointment or otherwise received by the company under the Corporations Act is taken to have been signed if the appointment:

(i)	includes or is accompanied by a personal identification code allocated by the company to the member making the appointment;

(ii)	has been authorised by the member in another manner approved by the directors and specified in or with the notice of meeting; or

(iii)	is otherwise authenticated under the Corporations Act.

(c)	A vote given under an instrument appointing a proxy or attorney is valid despite the transfer of the share for which the instrument was given if the transfer is not registered by the time at which the instrument appointing the proxy or attorney is required to be received under rule 17.1(h).

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(d)	Unless the instrument or resolution appointing a proxy, attorney or Representative provides otherwise, the proxy, attorney or Representative has the same rights to speak, demand a poll, join in demanding a poll or act generally at the meeting as the member would have had if the member was present.

(e)	Unless otherwise provided in the appointment of a proxy, attorney or Representative, an appointment is taken to confer authority:

(i)	even though the instrument may refer to specific resolutions and may direct the proxy, attorney or Representative how to vote on those resolutions, to do any of the acts specified in rule 17.1(f); and

(ii)	even though the instrument may refer to a specific meeting to be held at a specified time or venue, where the meeting is rescheduled or adjourned to another time or changed to another venue, to attend and vote at the rescheduled or adjourned meeting or at the new venue.

(f)	The acts referred to in rule 17.1(e)(i) are:

(i)	to vote on any amendment moved to the proposed resolutions and on any motion that the proposed resolutions not be put or any similar motion;

(ii)	to vote on any procedural motion, including any motion to elect the chairman, to vacate the chair or to adjourn the meeting; and

(iii)	to act generally at the meeting.

(g)	A proxy form issued by the company must allow for the insertion of the name of the person to be primarily appointed as proxy and may provide that, in circumstances and on conditions specified in the form that are not inconsistent with this constitution, the chairman of the relevant meeting (or another person specified in the form) is appointed as proxy.

(h)	A proxy or attorney may not vote at a general meeting or adjourned or postponed meeting or on a poll unless the instrument appointing the proxy or attorney, and the authority under which the instrument is signed or a certified copy of the authority, are received by the company:

(i)	at least 48 hours (or, in the case of an adjournment or postponement of a meeting, including an adjourned meeting, any lesser time that the directors or the chairman of the meeting decides) before the time for holding the meeting or adjourned or postponed meeting or taking the poll, as applicable; or

(ii)	where rule 17.1(j) applies, any shorter period before the time for holding the meeting or adjourned or postponed meeting or taking the poll, as applicable, as the company determines in its discretion.

A document is received by the company under rule 17.1(h) when it is received under the Corporations Act, and to the extent permitted by the Corporations Act, if the document is produced or the transmission of the document is otherwise verified to the company in the way specified in the notice of meeting.

(i)	The company is entitled to clarify with a member any instruction on an appointment of proxy or attorney which is received by the company within a period referred to in rule 17.1(h)(i) or 17.1(h)(ii) as applicable by written or verbal communication. The company, at its discretion, is entitled to amend the contents of any appointment of proxy or attorney to reflect any clarification in instruction and the member at that time is taken to have appointed the company as its attorney for this purpose.

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(j)	Where an instrument appointing a proxy or attorney has been received by the company within the period specified in rule 17.1(h)(i) and the company considers that the instrument has not been duly signed, the company, in its discretion, may:

(i)	return the instrument appointing the proxy or attorney to the appointing member; and

(ii)	request that the member duly sign the appointment and return it to the company within the period determined by the company under rule 17.1(h)(ii) and notified to the member.

(k)	An instrument appointing a proxy or attorney which is received by the company under rule 17.1(j) is taken to have been validly received by the company.

(l)	The appointment of a proxy or attorney is not revoked by the appointer attending and taking part in the general meeting, but if the appointer votes on a resolution, the proxy or attorney is not entitled to vote, and must not vote, as the appointer’s proxy or attorney on the resolution.

17.2	More than two current proxies

Where a member appoints two proxies or attorneys to vote at the same general meeting:

(a)	if the appointment does not specify the proportion or number of the member’s votes each proxy or attorney may exercise, each proxy or attorney may exercise half the member’s votes;

(b)	on a show of hands, neither proxy or attorney may vote if more than one proxy or attorney attends; and

(c)	on a poll, each proxy or attorney may only exercise votes for those shares or voting rights the proxy or attorney represents.

17.3	Revocation and postponement of the appointment

(a)	Unless written notice of the matter has been received at the company’s registered office (or at another place specified for lodging an appointment of a proxy or attorney for the meeting) at least 48 hours (or, in the case of an adjournment or postponement of a meeting, any lesser time that the directors or the chairman of the meeting decide) before the time for holding a meeting, adjourned meeting or poll, a vote cast by a proxy or attorney is valid even if, before the vote is cast:

(i)	an event described in rule 14 occurs to the member;

(ii)	the member revokes the appointment of the proxy or attorney or revokes the authority under which a third party appointed the proxy or attorney; or

(iii)	the member has issued a clarifying instruction under rule 17.1(i).

(b)	Where authority is given to a proxy, attorney or Representative for a meeting to be held on or before a specified date or at a specified place and that meeting is postponed to a later date or the meeting place is changed, the authority is taken to include authority to act at the rescheduled meeting unless the member granting the authority gives the company notice to the contrary under rule 17.1(h).

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17.4	Chairman may make a determination

(a)	The chairman of a meeting may:

(i)	permit a person claiming to be a Representative to exercise the powers of a Representative, even if the person is unable to establish to the chairman’s satisfaction that he or she has been validly appointed; or

(ii)	permit the person to exercise those powers on the condition that, if required by the company, he or she produce evidence of the appointment within the time set by the chairman.

(b)	The chairman of a meeting may require a person acting as a proxy, attorney or Representative to establish to the chairman’s satisfaction that the person is the person duly appointed to act. If the person fails to satisfy the requirement, the chairman may exclude the person from attending or voting at the meeting.

(c)	The chairman may delegate his or her powers under rule 17.4 to any person.

18	Direct voting

18.1	Directors may decide direct voting to apply

(a)	The directors may determine that members may cast votes to which they are entitled on any or all of the resolutions (including special resolutions) proposed to be considered at, and specified in the notice convening, a meeting of members, by direct vote.

(b)	If the directors decide that votes may be cast by direct vote, the directors may make the regulations they consider appropriate for the casting of direct votes.

18.2	Direct votes only counted on a poll

(a)	Direct votes are not counted if a resolution is decided on a show of hands.

(b)	Subject to rules 18.3 and 18.4, if a poll is held on a resolution, votes cast by direct vote by a member entitled to vote on the resolution are taken to have been cast on the poll as if the member had cast the votes on the poll at the meeting, and the votes of the member are to be counted accordingly.

(c)	A direct vote received by the company on a resolution is taken to be a direct vote on that resolution as amended, if the chairman of the meeting decides this is appropriate.

(d)	Receipt of a direct vote from a member has the effect of revoking (or, in the case of a standing appointment, suspending) the appointment of a proxy, attorney or representative made by the member under an instrument received by the company before the direct vote was received.

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18.3	Withdrawal of direct vote

(a)	A direct vote received by the company:

(i)	may be withdrawn by the member by written notice received by the company before the time appointed for the commencement of the meeting (or in the case of any adjournment, the resumption of the meeting); and

(ii)	is automatically withdrawn if:

(A)	the member attends the meeting in person (including, in the case of a body corporate, by representative);

(B)	the company receives from the member a further direct vote or direct votes (in which case the most recent direct vote is, subject to this rule, counted in lieu of the prior direct vote); or

(C)	the company receives, after the member’s direct vote is received, an instrument under which a proxy, attorney or representative is appointed to act for the member at the meeting under rule 17.1(h).

(b)	A direct vote withdrawn under this rule is not counted.

18.4	Vote not affected by death, etc. of a member

A direct vote received by the company is valid even if, before the meeting, the member:

(a)	dies or becomes mentally incapacitated;

(b)	become bankrupt or an insolvent under administration or is wound up; or

(c)	where the direct vote is cast on behalf of the member by an attorney, revokes the appointment of the attorney or the authority under which the appointment was made by a third party,

unless the company has received written notice of the matter before the start or resumption of the meeting at which the vote is cast.

19	Directors

19.1	Number of directors

The minimum number of directors is three. The maximum number of directors is 12 unless the company in general meeting resolves otherwise. The directors may set a maximum number of directors less than current maximum in accordance with the Relevant Law. The directors must not determine a maximum which is less than the number of directors in office at the time the determination takes effect.

19.2	Power to appoint directors

(a)	The directors may appoint any individual to be a director, either as an addition to the existing directors or to fill a casual vacancy, but so that the total number of directors does not exceed the maximum number fixed under this constitution.

(b)	A director appointed under rule 19.2, who is not a managing director, holds office until the conclusion of the next AGM following his or her appointment.

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19.3	Retirement of directors

(a)	Where required by the Corporations Act or Listing Rules to do so, the company must hold an election of directors each year. If there would otherwise not be a vacancy on the board, and no director is required to retire under rules 19.2(b) or 19.3(b), then the director who has been longest in office since last being elected must retire.

(b)	No director who is not a managing director may hold office without re-election beyond the third AGM following the meeting at which the director was last elected or re-elected.

(c)	If there is more than one managing director, only one of them, nominated by the directors, is entitled not to be subject to vacation of office under rule 19.2(b) or retirement under rule 19.3.

(d)	The directors to retire under rule 19.3 are those directors or director longest in office since last being elected. As between directors who were elected on the same day the directors to retire are (in default of agreement between them) determined by ballot. The length of time a director has been in office is calculated from the director’s last election or appointment.

(e)	The directors to retire under rule 19.3 (both as to number and identity) is decided having regard to the composition of the board of directors at the date of the notice calling the AGM. A director is not required to retire and is not relieved from retiring because of a change in the number or identity of the directors after the date of the notice but before the meeting closes.

(f)	The company may by resolution at an AGM fill an office vacated by a director under rules 19.2(b) or 19.3 by electing or re-electing an eligible person to that office.

(g)	The retirement of a director from office under this constitution and the re-election of a director or the election of another person to that office (as the case may be) takes effect at the conclusion of the meeting at which the retirement and re-election or election occurs.

(h)	A person is eligible for election to the office of a director at a general meeting only if:

(i)	the person is in office as a director immediately before that meeting;

(ii)	the person has been nominated by the directors for election at that meeting; or

(iii)	where a person, or some member intending to nominate the person, has given written notice signed by the nominee giving consent to the nomination and signifying either candidature for the office or the intention of the member to nominate the nominee.

(i)	To be a valid notice under rule 19.3(h)(iii), the notice is required to be left at the company’s registered office not less than the period permitted by the Relevant Law, before the meeting.

(j)	A partner, employer or employee of an auditor of the company may not be appointed or elected as a director.

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19.4	Vacating office

In addition to the circumstances prescribed by the Corporations Act and this constitution, the office of a director becomes vacant if the director:

(a)	becomes an insolvent under administration, suspends payment generally to creditors or compounds with or assigns the director’s estate for the benefit of creditors;

(b)	becomes a person of unsound mind or a person who is a patient under laws relating to mental health or whose estate is administered under laws about mental health;

(c)	is absent from meetings of the directors during a period of three consecutive calendar months without leave of absence from the directors where the directors have not, within 14 days of having been served by the secretary with a notice giving particulars of the absence, resolved that leave of absence be granted;

(d)	resigns office by written notice to the company;

(e)	is removed from office under the Corporations Act;

(f)	is prohibited from being a director by reason of the operation of the Corporations Act; or

(g)	is convicted on indictment of an offence and the directors do not within one month after that conviction resolve to confirm the director’s appointment or election (as the case may be) to the office of director.

19.5	Remuneration

(a)	Each director is entitled to remuneration from the company for his or her services as a director as the directors decide but the total amount given to all directors for their services as directors must not exceed in aggregate in any financial year the amount fixed by the company in general meeting.

(b)	When calculating a director’s remuneration for the purposes of rule 19.5(a), any amount paid by the company or related body corporate:

(i)	to a superannuation, retirement or pension fund for a director so that the company is not liable to pay the superannuation guarantee charge or similar statutory charge is to be included; and

(ii)	for any insurance premium paid or agreed to be paid for a director under rule 24.4 is to be excluded.

(c)	Remuneration under rule 19.5(a) may be given in the manner that the directors decide, including by way of non cash benefit, such as a contribution to a superannuation fund.

(d)	The remuneration under rule 19.5(a) is taken to accrue from day to day.

(e)	The remuneration of an executive director must not include a commission on, or a percentage of, profits or operating revenue.

(f)	The directors are entitled to be paid all travelling and other expenses they incur in attending to the company’s affairs, including attending and returning from general meetings of the company or meetings of the directors or of committees of the directors.

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(g)	Any director who devotes special attention to the business of the company, or who otherwise performs services which in the opinion of the directors are outside the scope of the ordinary duties of a director, or who at the request of the directors engages in any journey on the business of the company, may be paid extra remuneration as determined by the directors. Any amount paid does not form part of the aggregate remuneration permitted under rule 19.5(a).

(h)	If a director is also an officer of the company or of a related body corporate in a capacity other than director, any remuneration that director may receive for acting as that officer may be either in addition to or instead of that director’s remuneration under rule 19.5(a).

(i)	The company may, subject to the Relevant Law, pay, provide or make any payment or other benefit to a director, a director of a related body corporate of the company or any other person in connection with that person’s or someone else’s retirement, resignation from or loss of office, or death while in office.

(j)	The directors may establish or support, or assist in the establishment or support, of funds and trusts to provide pension, retirement, superannuation or similar payments or benefits to or for the directors or former directors and grant pensions and allowances to those persons or their dependants either by periodic payment or a lump sum.

19.6	Director need not be a member

(a)	A director is not required to hold any shares in the company to qualify for appointment.

(b)	A director is entitled to attend and speak at general meetings and at meetings of the holders of a class of shares, even if he or she is not a member or a holder of shares in the relevant class.

19.7	Directors interests

(a)	A director is not disqualified by reason only of being a director (or the fiduciary obligations arising from that office) from:

(i)	holding an office (except auditor) or place of profit or employment in the company or a related body corporate of the company;

(ii)	holding an office or place of profit or employment in any other company, body corporate, trust or entity promoted by the company or in which it has interest;

(iii)	being a member, creditor or otherwise being interested in any body corporate (including the company), partnership or entity, except as auditor of the company;

(iv)	entering into any agreement or arrangement with the company; or

(v)	acting in a professional capacity (or being a member of a firm which acts in a professional capacity) for the company, except as auditor of the company.

(b)	Each director must comply with the Relevant Law on the disclosure of the director’s interests.

(c)	The directors may make regulations requiring the disclosure of interests that a director, and any person taken by the directors to be related to or associated with the director, may have in any matter concerning the company or a related body corporate. Any regulations made under this constitution bind all directors.

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(d)	No act, transaction, agreement, instrument, resolution or other thing is invalid or voidable only because a person fails to comply with any regulation made under rule 19.7(c).

(e)	A director who has a material personal interest in a matter that is being considered by the directors must not be present at a meeting while the matter is being considered nor vote on the matter, except where permitted by the Corporations Act.

(f)	If a director has an interest in a matter, then subject to rules 19.7(c), 19.7(g) and the constitution:

(i)	that director may be counted in a quorum at the board meeting that considers the matter that relates to the interest provided that director is entitled to vote on at least one of the resolutions to be proposed at the meeting;

(ii)	that director may participate in and vote on matters that relate to the interest;

(iii)	the company can proceed with any transaction that relates to the interest and the director may participate in the execution of any relevant document by or on behalf of the company;

(iv)	the director may retain the benefits under the transaction that relates to the interest even though the director has the interest; and

(v)	the company cannot avoid any transaction that relates to the interest merely because of the existence of the interest.

(g)	If an interest of a director is required to be disclosed under rule 19.7(b), rule 19.7(f)(iv) applies only if the interest is disclosed before the transaction is entered into.

(h)	A contract or arrangement entered into by or on behalf of the company in which a director is in any way interested is not invalid or voidable merely because the director holds office as a director or because of the fiduciary obligations arising from that office.

(i)	A director who is interested in any arrangement involving the company is not liable to account to the company for any profit realised under the arrangement merely because the director holds office as a director or because of the fiduciary obligations arising from that office, if the director complies with the disclosure requirements applicable to the director under rule 19.7(a) and under the Corporations Act about that interest.

(j)	A director who is interested in any contract or arrangement may, despite that interest, witness the fixing of the company seal to any document evidencing or otherwise connected with that contract or arrangement.

20	Powers and duties of directors

20.1	General powers

The directors are responsible for managing the business of the company and may exercise all powers and do all things that are within the company’s power and are not expressly required by the Corporations Act or this constitution to be exercised by the company in a general meeting.

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20.2	Power to borrow and give security

(a)	The directors may exercise all the powers of the company:

(i)	to borrow or raise money in any other way;

(ii)	to charge any of the company’s property or business or any of its uncalled capital; and

(iii)	to issue debentures or give any security for a debt, liability or obligation of the company or of any other person.

(b)	Debentures or other securities may be issued on the terms and at prices decided by the directors, including bearing interest or not, with rights to subscribe for, or exchange into, shares or other securities in the company or a related body corporate or with special privileges as to redemption, participating in share issues, attending and voting at general meetings and appointing directors.

(c)	The directors may decide how cheques, promissory notes, banker’s drafts, bills of exchange or other negotiable instruments must be signed, drawn, accepted, endorsed or otherwise executed, as applicable, by or on behalf of the company.

20.3	Powers of appointment

The directors may:

(a)	appoint or employ any person as an officer, agent or attorney of the company for the purposes, with the powers, discretions and duties (including powers, discretions and duties vested in or exercisable by the directors), for any period and on any other conditions they decide;

(b)	authorise an officer, agent or attorney to delegate any of the powers, discretions and duties vested in the officer, agent or attorney; and

(c)	remove or dismiss any officer, agent or attorney of the company at any time, with or without cause.

21	Proceedings of directors meetings

21.1	Meetings of directors

(a)	The directors may meet together to attend to business and adjourn and otherwise regulate their meetings as they decide.

(b)	The contemporaneous linking together by telephone or other electronic means of a sufficient number of directors to constitute a quorum, constitutes a meeting of the directors. All the provisions in this constitution relating to meetings of the directors apply, as far as they can and with any necessary changes, to meetings of the directors by telephone or other electronic means.

(c)	A meeting by telephone or other electronic means is to be taken to be held at the place where the chairman of the meeting is or at any other place the chairman of the meeting decides on, if at least one of the directors involved was at that place for the duration of the meeting.

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(d)	A director taking part in a meeting by telephone or other electronic means is to be taken to be present in person at the meeting.

(e)	If, before or during the meeting, any technical difficulty occurs where one or more directors cease to participate, the chairman may adjourn the meeting until the difficulty is remedied or may, where a quorum of directors remains present, continue with the meeting.

21.2	Calling meetings of directors

(a)	A director may, whenever the director thinks fit, call a meeting of the directors.

(b)	A secretary must, if requested by a director, call a meeting of the directors.

21.3	Notice of meetings of directors

(a)	Notice of a meeting of directors must be given to each person who is, at the time the notice is given:

(i)	a director, except a director on leave of absence approved by the directors; or

(ii)	an alternate director appointed under rule 22 by a director on leave of absence approved by the directors.

(b)	A notice of a meeting of directors:

(i)	must specify the time and place of the meeting;

(ii)	need not state the nature of the business to be transacted at the meeting;

(iii)	may, if necessary, be given immediately before the meeting;

(iv)	may be given in person or by post or by telephone, fax or other electronic means; and

(v)	is taken to have been given to an alternate director if it is given to the director who appointed that alternate director.

(c)	A director or alternate director may waive notice of a meeting of directors by giving notice to that effect in person or by post or by telephone, fax or other electronic means.

(d)	Failure to give a director or alternate director notice of a meeting of directors does not invalidate anything done or any resolution passed at the meeting if:

(i)	the failure occurred by accident or inadvertent error; or

(ii)	the director or alternate director attended the meeting or waived notice of the meeting (whether before or after the meeting).

(e)	A person who attends a meeting of directors waives any objection that person may have to a failure to give notice of the meeting.

21.4	Quorum at meetings of directors

(a)	No business may be transacted at a meeting of directors unless a quorum of directors is present at the time the business is dealt with.

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(b)	Unless the directors decide otherwise, two directors constitute a quorum.

(c)	If there is a vacancy in the office of a director, the remaining directors may act. But, if their number is not sufficient to constitute a quorum, they may act only in an emergency or to increase the number of directors to a number sufficient to constitute a quorum or to call a general meeting of the company.

21.5	Chairman and deputy chairman of directors

(a)	The directors may elect, for any period they decide:

(i)	a director to the office of chairman of directors; and

(ii)	may elect one or more directors to the office of deputy chairman of directors.

(b)	The office of chairman of directors or deputy chairman of directors may, if the directors so resolve, be treated as an extra service or special exertion performed by the director holding that office for the purposes of rule 19.5(g).

(c)	The chairman of directors is entitled (if present within ten minutes after the time appointed for the meeting and willing to act) to preside as chairman at a meeting of directors.

(d)	If at a meeting of directors:

(i)	there is no chairman of directors;

(ii)	the chairman of directors is not present within ten minutes after the time appointed for the holding of the meeting; or

(iii)	the chairman of directors is present within that time but is not willing or declines to act as chairman of the meeting,

the deputy chairman if any, if then present and willing to act, is entitled to be chairman of the meeting or if the deputy chairman is not present or is unwilling or declines to act as chairman of the meeting, the directors present must elect one of themselves to chair the meeting.

21.6	Decisions of directors

(a)	The directors, at a meeting at which a quorum is present, may exercise any authorities, powers and discretions vested in or exercisable by the directors under this constitution.

(b)	Questions arising at a meeting of directors must be decided by a majority of votes cast by the directors present and entitled to vote on the matter.

(c)	Subject to rule 21.6(d), if the votes are equal on a proposed resolution, the chairman of the meeting has a casting vote, in addition to his or her deliberative vote.

(d)	Where only two directors are present or entitled to vote at a meeting of directors and the votes are equal on a proposed resolution:

(i)	the chairman of the meeting does not have a second or casting vote; and

(ii)	the proposed resolution is taken as lost.

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21.7	Written resolutions

(a)	A resolution in writing of which notice has been given to all directors and which is signed or consented to by all of the directors entitled to vote on the resolution is as valid and effectual as if it had been passed at a meeting of the directors duly called and constituted and may consist of several documents in the same form, each signed or consented to be one or more of the directors.

(b)	A director may consent to a resolution by:

(i)	signing the document containing the resolution (or a copy of that document);

(ii)	giving to the company a written notice (including by fax or other electronic means) addressed to the secretary or to the chairman of directors signifying assent to the resolution and either setting out its terms or otherwise clearly identifying them; or

(iii)	telephoning the secretary or the chairman of directors and signifying assent to the resolution and clearly identifying its terms.

22	Alternate directors

22.1	Director may appoint alternate director

(a)	A director may, with the approval of a majority of the other directors, appoint a person to be the director’s alternate director for any period the director decides.

(b)	The appointment must be in writing and signed, and takes effect immediately upon the company receiving written notice of the appointment.

(c)	An alternate director may, but need not, be a member or a director of the company.

(d)	One person may act as alternate director to more than one director.

22.2	Conditions of office of alternate director

(a)	In the absence of the appointer, an alternate director:

(i)	may exercise any powers (except the power to appoint an alternate director) that the appointer may exercise;

(ii)	if the appointer does not attend a meeting of directors, attend and vote in place of and on behalf of the appointer;

(iii)	is entitled to a separate vote for each director the alternate director represents in addition to any vote the alternate director may have as a director in his or her own right; and

(iv)	when acting as a director, is responsible to the company for his or her own acts and defaults and is not to be taken to be the agent of the director by whom he or she was appointed.

(b)	The office of an alternate director is vacated if and when the appointer vacates office as a director.

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(c)	The appointment of an alternate director may be terminated or suspended at any time by the appointer or by a majority of the other directors.

(d)	The termination or suspension of an appointment of an alternate director, must be in writing and signed and takes effect only when the company has received written notice of the termination or suspension.

(e)	An alternate director is not to be taken into account in determining the minimum or maximum number of directors allowed or the rotation of directors under this constitution.

(f)	In determining whether a quorum is present at a meeting of directors, an alternate director who attends the meeting is to be counted as a director for each director on whose behalf the alternate director is attending the meeting.

(g)	An alternate director is not entitled to receive any remuneration as a director from the company except from out of the remuneration of the director appointing the alternate director but is entitled to travelling, hotel and other expenses reasonably incurred for the purpose of attending any meeting of directors at which the appointer is not present.

22.3	Committees of directors

(a)	The directors may delegate their powers to a committee of directors.

(b)	The committee must exercise the powers delegated in accordance with any directions of the directors.

(c)	The provisions of this constitution applying to meetings and resolutions of directors apply, so far as they can and with any necessary changes, to meetings and resolutions of a committee of directors, except to the extent they are contrary to any direction given under rule 22.3(b).

(d)	Membership of a committee of directors may, if the directors so resolve, be treated as an extra service or special exertion performed by the directors for the purposes of rule 19.5(g).

22.4	Delegation to a director

(a)	The directors may delegate any of their powers to one director.

(b)	A director to whom any powers have been so delegated must exercise the powers delegated in accordance with any directions of the directors.

(c)	The acceptance of a delegation of powers by a director may, if the directors so resolve, be treated as an extra service or special exertion performed by the delegate for the purposes of rule 19.5(g).

22.5	Validity of acts

(a)	All acts done at any meeting of the directors or by a committee or by any person acting as a director are, notwithstanding that it is afterwards discovered:

(i)	that there was some defect in the appointment of any of the directors; or

(ii)	the committee or the person acting as a director or that any of them were disqualified,

valid as if every person had been duly appointed and was qualified and continued to be a director or a member of the committee (as the case may be).

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23	Executive officers

23.1	Managing directors and executive directors

(a)	The directors may appoint an employee to the office of managing director or executive director, to hold office as director for the period determined at the time of the appointment but not to exceed the term of employment of the employee.

(b)	The directors may, subject to the terms of any employment contract between the relevant director and the company or a subsidiary, at any time remove or dismiss the managing director or an executive director from employment with the company, in which case the appointment of that person as a director automatically ceases.

23.2	Secretary

(a)	The company must have at least one secretary appointed by the directors.

(b)	The directors may suspend or remove a secretary from that office.

23.3	Provisions applicable to all executive officers

(a)	A reference in rule 23.3 to an executive officer is a reference to a managing director, deputy managing director, executive director, associate director, secretary or assistant secretary appointed under this rule.

(b)	The appointment of an executive officer may be for a period, at the remuneration and on the conditions the directors decide.

(c)	The directors may:

(i)	delegate to an executive officer any powers, discretions and duties they decide;

(ii)	withdraw, suspend or vary any of the powers, discretions and duties given to an executive officer; and

(iii)	authorise the executive officer to delegate any of the powers, discretions and duties given to the executive officer.

(d)	An act done by a person acting as an executive officer is not invalidated by:

(i)	a defect in the person’s appointment as an executive officer;

(ii)	the person being disqualified to be an executive officer; or

(iii)	the person having vacated office,

if the person did not know that circumstance when the act was done.

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24	Indemnity and insurance

24.1	Officer’s right of indemnity

Rules 24.2 and 24.4 apply:

(a)	to each person who is or has been a director, alternate director or executive officer (within the meaning of rule 23.3(a)) of the company;

(b)	to any other officers or former officers of the company or of its related bodies corporate as the directors in each case determine; and

(c)	if the directors so determine, to any auditor or former auditor of the company or of its related bodies corporate,

(each an Officer for the purposes of this rule).

24.2	Indemnity

The company must indemnify each Officer on a full indemnity basis and to the full extent permitted by law against all losses, liabilities, costs, charges and expenses (Liabilities) incurred by the Officer as an officer of the company or of a related body corporate.

24.3	Scope of indemnity

The indemnity in rule 24.2:

(a)	does not operate in respect of any Liability of the Officer to the extent that Liability is covered by insurance;

(b)	is enforceable without the Officer having to first incur any expense or make any payment; and

(c)	is a continuing obligation and is enforceable by the Officer even though the Officer may have ceased to be an officer or auditor of the company or its related bodies corporate.

24.4	Insurance

The company may, to the extent the law permits:

(a)	purchase and maintain insurance; or

(b)	pay or agree to pay a premium for insurance,

for each Officer against any Liability incurred by the Officer as an officer or auditor of the company or of a related body corporate including, but not limited to:

(c)	costs and expenses in defending any proceedings, whether civil or criminal, whatever their outcome; or

(d)	a Liability arising from negligence or other conduct.

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24.5	Savings

Nothing in rule 24.2 or 24.4:

(a)	affects any other right or remedy that a person to whom those rules apply may have in respect of any Liability referred to in those rules;

(b)	limits the capacity of the company to indemnify or provide or pay for insurance for any person to whom those rules do not apply; or

(c)	limits or diminishes the terms of any indemnity conferred or agreement to indemnify entered into before the adoption of this constitution.

24.6	Contract

The company may enter into an agreement with any Officer to give effect to the rights conferred by this rule or the exercise of a discretion under this rule on any terms as the directors think fit which are not inconsistent with this rule.

25	Dividends

25.1	Payment of dividends

The directors may:

(a)	pay any interim and final dividends that, in their judgment, the financial position of the company justifies;

(b)	rescind a decision to pay a dividend if they decide, before the payment date, that the company’s financial position no longer justifies the payment; and

(c)	pay any dividend required to be paid under the terms of issue of a share.

25.2	Reserves and profits carried forward

(a)	The directors may:

(i)	set aside out of the company’s profits any reserves or provisions they decide;

(ii)	appropriate to the company’s profits any amount previously set aside as a reserve or provision; or

(iii)	carry forward any profits remaining that they consider should not be distributed as dividends or capitalised, without transferring those profits to a reserve or provision.

(b)	Setting aside an amount as a reserve or provision does not require the directors to keep the amount separate from the company’s other assets or prevent the amount being used in the company’s business or being invested as the directors decide.

25.3	Apportionment of dividends

Subject to the terms of issue of any shares or class of shares, dividends must be paid equally on all shares, except partly paid shares, which have an entitlement only to that part of the dividend which is in proportion to the amount paid (not credited) on the share to the total amounts paid and payable (excluding amounts credited). An amount paid in advance of a call under rule 5.8 is taken as not having been paid until it becomes payable.

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25.4	Record date

Subject to the Settlement Operating Rules:

(a)	the directors may fix a record date for a dividend, with or without suspending the registration of transfers from that date under rule 12.4; and

(b)	a dividend must be paid to the person who is registered, or entitled under rule 12.2(c) to be registered, as the holder of the share:

(i)	where the directors have fixed a record date for the dividend, on that date; or

(ii)	where the directors have not fixed a record date for that dividend, on the date fixed for payment of the dividend,

and a transfer of a share that is not registered, or left with the company for registration under rule 12.2(b), on or before that date is not effective, as against the company, to pass any right to the dividend.

25.5	No interest

Interest is not payable by the company on any dividend.

25.6	Method of payment

(a)	The directors may pay dividends by:

(i)	cheque sent to the address of the member shown in the register of members, or for joint holders, the first listed name and address;

(ii)	by any electronic or other means approved by the directors directly to an account (of a type approved by the directors) nominated in writing by the member or the joint holders; or

(iii)	any other method the directors may decide.

(b)	Different methods of payment may apply to different members or groups of members (such as overseas members).

(c)	A cheque sent under rule 25.6(a)(i):

(i)	may be made payable to bearer or to the order of the member to whom it is sent or any other person the member directs; and

(ii)	is sent at the member’s risk.

(d)	If the directors decide to pay dividends by electronic means under rule 25.6(a)(ii), but:

(i)	no account is nominated by the member; or

(ii)	an electronic transfer into a nominated account is rejected or refunded, the company may credit the amount payable to an account of the company to be held until the member nominates a valid account.

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(e)	Where a member does not have a registered address or the company believes that a member is not known at the member’s registered address, the company may credit an amount payable to the member to an account of the company to be held until the member claims the amount or nominates an account into which payment may be made.

(f)	An amount credited to an account under rules 25.6(d) or 25.6(e) is to be treated as having been paid to the member at the time it is credited to that account. The company is not a trustee of the money and no interest accrues on the money.

25.7	Retention of dividends

The directors may retain the dividend payable on a share:

(a)	where a person is entitled to a share because of an event under rule 14, until that person becomes registered as the holder of that share or transfers it; and

(b)	apply it to any amount presently payable by the holder of that share to the company.

25.8	Distribution of specific assets

(a)	The directors may distribute specific assets, including paid-up shares or other securities of the company or of another body corporate, either generally or specifically to members as direct payment of the dividend in whole or in part and, if they do so they may:

(i)	fix the value of any asset distributed;

(ii)	make cash payments to members on the basis of the value fixed or for any other reason so as to adjust the rights of members between themselves; and

(iii)	vest an asset in trustees.

(b)	Where the company satisfies a dividend by way of distribution of securities of another body corporate, each member is taken to have agreed to become a member of that corporation and to have agreed to be bound by the constitution of that corporation. Each member also appoints each director their agent and attorney to:

(i)	agree to the member becoming a member of that corporation;

(ii)	agree to the member being bound by the constitution of that corporation;

(iii)	sign any transfer of shares or securities, or other document required to give effect to the distribution of shares or other securities to that member.

25.9	Source of dividends

Subject to the Listing Rules, the directors may pay a dividend to particular members wholly or partly out of any particular fund or reserve or out of profits derived from any particular source, and to the other members wholly or partly out of any other particular fund or reserve or out of profits derived from any other particular source.

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25.10	Reinvestment of dividends

Subject to the Listing Rules, the directors may permit the members or any class of members to:

(a)	reinvest cash dividends by subscribing for shares or other securities in the company or a related body corporate; and

(b)	forgo the right to receive cash dividends and receive instead some other form of distribution of entitlement (including securities),

on any terms the directors think fit.

25.11	Unclaimed dividends

Unclaimed dividends may be invested by the directors as they think fit for the benefit of the company until claimed or until required to be dealt with under the law.

26	Capitalising profits

26.1	Capitalisation of reserves and profits

The directors:

(a)	may resolve to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to the members; and

(b)	may, but need not, resolve to apply the sum in any of the ways mentioned in rule 26.2, for the benefit of members in the proportions to which those members would have been entitled in a distribution of that sum by way of dividend.

26.2	Applying a sum for the benefit of members

The ways in which a sum may be applied for the benefit of members under rule 26.1 are:

(a)	paying up in full, at an issue price decided by the resolution, any unissued shares in or other securities of the company;

(b)	paying up any amounts unpaid on shares or other securities held by the members; or

(c)	paying up partly as specified in rule 26.2(a) and partly as specified in rule 26.2(b).

26.3	Implementing the resolution

The directors may do all things necessary to give effect to a resolution under rule 26.1, including to enter into an agreement on behalf of any member.

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27	Winding up

27.1	Distributing surplus

Subject to this constitution and the terms of issue of any shares or class of shares:

(a)	if the company is wound up and the property of the company available for distribution among the members is more than sufficient to pay:

(i)	all the debts and liabilities of the company; and

(ii)	the costs, charges and expenses of the winding up,

the excess must be divided among the members in proportion to the number of shares held by them, irrespective of the amounts paid or credited as paid on the shares;

(b)	for the purpose of calculating the excess referred to in rule 27.1(a), any amount unpaid on a share is to be treated as property of the company;

(c)	the amount of the excess that would otherwise be distributed to the holder of a partly paid share under rule 27.1(a) must be reduced by the amount unpaid on that share at the date of the distribution; and

(d)	if the effect of the reduction under rule 27.1(c) would be to reduce the distribution to the holder of a partly paid share to a negative amount, the holder must contribute that amount to the company.

27.2	Dividing property

(a)	If the company is wound up, the liquidator may, with the sanction of a special resolution:

(i)	divide among the members the whole or any part of the company’s property; and

(ii)	decide how the division is to be carried out as between the members or different classes of members.

(b)	A division under rule 27.2(a) need not accord with the legal rights of the members and, in particular, any class may be given preferential or special rights or may be excluded altogether or in part.

(c)	Where a division under rule 27.2(a) does not accord with the legal rights of the members, a member is entitled to dissent and to exercise the same rights as if the special resolution sanctioning that division were a special resolution passed under section 507 Corporations Act.

(d)	If any of the property to be divided under rule 27.2(a) includes shares with a liability to calls, any person entitled under the division to any of the shares may, within ten days after the passing of the special resolution referred to in rule 27.2(a), by written notice direct the liquidator to sell the person’s proportion of the securities and account for the net proceeds. The liquidator must, if practicable, act accordingly.

(e)	Nothing in rule 27.2 takes away from or affects any right to exercise any statutory or other power which would have existed if this rule were omitted.

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(f)	Rule 26 applies, so far as it can and with any necessary changes, to a division by a liquidator under rule 27.2(a) as if references in rule 26 to:

(i)	the directors were references to the liquidator; and

(ii)	a distribution or capitalisation were references to the division under rule 27.2(a).

28	Inspection of records

28.1	Inspection by member

Except as provided by law, this constitution or as authorised by a directors’ resolution, a person who is not a director does not have the right to inspect any of the board papers, books, records or documents of the company.

28.2	Access by director

The company may enter into contracts, and procure that its subsidiaries enter into contracts, on any terms the directors think fit, to grant a director or former director continuing access for a specified period after the director ceases to be a director to board papers, books, records and documents of the company which relate to the period during which the director or former director was a director of the company.

29	Seals

29.1	Safe custody of seal

The company may have a common seal, in which case the directors must provide for the safe custody of the seal and any duplicate common seal.

29.2	Use of seal

If the company has a common seal or duplicate common seal:

(a)	it may only be used with the authority of the directors; and

(b)	every document to which it is affixed must be signed by a director and countersigned by:

(i)	a second director;

(ii)	the secretary; or

(iii)	by a person appointed by the directors for the purpose.

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30	Notices

30.1	Method of service

(a)	The company may give a notice to a member by:

(i)	delivering it personally;

(ii)	sending it by prepaid post to the member’s address in the register of members or any other address the member gives the company for notices; or

(iii)	sending it by fax or other electronic means to the fax number or electronic address the member gives the company for notices; or

(iv)	notifying the member by electronic means to the electronic address the member gives the company for notices that a document is available and how the member may access the document.

(b)	A person who becomes entitled to a share registered in the name of a member, is taken to have received every notice which, before that person’s name and address is entered in the register of members for those shares, is given to the member under rule 30.1.

(c)	Where a member does not have a registered address or where the company believes that member is not known at the member’s registered address, all notices are taken to be:

(i)	given to the member if the notice is exhibited in the company’s registered office for a period of 48 hours; and

(ii)	served at the commencement of that period,

unless and until the member informs the company of the member’s address.

(d)	If the company elects to give notice to a member by electronic means under rule 30.1(a)(iv) and the member has not given the company an electronic address for notices, all notices are taken to be:

(i)	given to the member if the notice is exhibited on the company’s website for a period of 48 hours; and

(ii)	served at the commencement of that period,

unless and until the member informs the company of the member’s electronic address.

30.2	Time of service

(a)	A notice from the company properly addressed and posted is taken to be given and received on the day after the day of its posting.

(b)	A notice sent or given by fax or other electronic transmission:

(i)	is taken to be effected by properly addressing and transmitting the fax or other electronic transmission; and

(ii)	is taken to have been given and received on the day of its transmission.

(c)	Where a given number of days’ notice or notice extending over any other period must be given, the day of service is not to be counted in the number of days or other period.

30.3	Evidence of service

A certificate signed by a director or secretary stating that a notice has been given under this constitution is conclusive evidence of that fact.

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30.4	Joint holders

A notice may be given by the company to the joint holders of a share by giving it to the joint holder first named in the register of members for the share.

30.5	Other communications and documents

Rules 30.1 to 30.4 (inclusive) apply, so far as they can and with any necessary changes, to serving any communication or document.

31	General

31.1	Submission to jurisdiction

Each member submits to the non-exclusive jurisdiction of the Supreme Court of the state or territory in which the company is taken to be registered for the purposes of the Corporations Act, the Federal Court of Australia and the courts which may hear appeals from those courts.

31.2	Prohibition and enforceability

Any part of this constitution which is prohibited on unenforceable in any place is, in that place, ineffective only to the extent of that prohibition or unenforceability.

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